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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

The following is a list of all subsidiaries of Paging Network, Inc., the Registrant.

Ownership
Name of Subsidiary                                Jurisdiction of Incorporation                      Percentage
------------------                                -----------------------------                      ----------

PageNet, Inc.                                              Delaware                                     100%
Paging Network of America, Inc.                            Delaware                                     100%
Paging Network Canadian Holdings, Inc.                     Delaware                                     100%
Paging Network of Colorado, Inc.                           Delaware                                     100%
Paging Network Finance Corp.                               Delaware                                     100%
Paging Network International, Inc.                         Delaware                                     100%
Paging Network of Michigan, Inc.                           Delaware                                     100%
Paging Network of Northern California, Inc.                Delaware                                     100%
Paging Network of San Francisco, Inc.                      Delaware                                     100%
Vast Solutions, Inc.                                       Delaware                                     100%
PageNet de Argentina S.A.                                  Argentina                                     99%
Paging Network do Brasil S.A.                              Brazil                                      17.5%
Paging Network of Canada Inc.                              Canada                                       100%
PageNet Chile S.A.                                         Chile                                        100%
Paging Network International N.V.                          The Netherlands                              100%
Paging Network (UK), Limited                               England                                      100%
Madison Telecommunications Holdings, Inc.                  Canada                                        80%
Madison Telecommunications, Inc.                           Canada                                       100%
Compania Europea De Radiobusqueda, S.A. (1)                Spain                                       79.7%
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(1)  This subsidiary was sold by the Registrant in March 2000.